UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 26, 2008

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-21696                  22-3106987
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


      26 Landsdowne Street, Cambridge, Massachusetts                 02139
          (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 26, 2008, ARIAD Pharmaceuticals, Inc. (the "Registrant") and its subsidiaries, ARIAD Corporation and ARIAD Gene Therapeutics, Inc. (together with the Registrant, the "Borrowers"), entered into an Amendment No. 3 to Credit Agreement (the "Amendment") to the Credit Agreement dated March 12, 2003, as previously amended on December 31, 2003 and December 31, 2004, among the Borrowers and RBS Citizens, National Association, successor by merger to Citizens Bank of Massachusetts (as amended, the "Credit Agreement").

The Amendment increases the balance of the term loan authorized under the Credit Agreement to $14.0 million, extends the maturity date from March 31, 2008 until March 31, 2013, and changes the repayment provisions to require quarterly payments of a portion of the principal, increasing from 2.5% in the first quarter to 8.75% in the final quarter, together with interest, throughout the term of the loan rather than fixed monthly payments with a balloon payment at maturity. Payments will commence on June 30, 2008. The Amendment also increases the minimum amount of unrestricted cash, cash equivalents and investments to be maintained by the Borrowers by $2 million to $15 million. In connection with the Amendment, the Borrowers also delivered a Third Amended and Restated Term Note in the amount of $14.0 million (the "Third Restated Note") to replace the Second Amended and Restated Term Note dated December 31, 2004 which had been due on March 31, 2008.

The loan bears interest at LIBOR plus 1.25% to 2.25%, depending on the percentage of Borrowers' liquid assets on deposit with or invested through the lender, or at the prime rate as provided in the Credit Agreement, and is secured by a lien on all assets of the Borrowers excluding intellectual property, which the Borrowers have agreed not to pledge to any other party except for certain permitted licensing arrangements. Any amounts drawn by the Registrant under the development advance credit facility provisions of its Collaboration Agreement with Merck & Co., Inc. dated July 11, 2007 must be subordinated to the amounts owed under the Credit Agreement. In addition to the requirements to maintain a minimum amount of cash, cash equivalents and investments noted above, the Credit Agreement requires the Borrowers to comply with various affirmative and negative financial and other covenants, including but not limited to restrictions on additional indebtedness, investments in subsidiaries, additional liens and sales of assets, and dividends, distributions or repurchases of common stock. Failure to comply with those covenants, or with the representations and warranties or other provisions of the Credit Agreement, may result in the acceleration of the Borrowers' debt thereunder.

Copies of the Amendment and the Third Restated Note are filed as Exhibits 10.2.4 and 10.6 to this Form 8-K, and the information contained therein is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above in Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

In its press release dated February 7, 2008, the Registrant announced financial guidance for the year ending December 31, 2008, including estimated cash used in operations for fiscal 2008 of $41 million to $44 million. The Registrant's guidance on cash used in operations for fiscal 2008 has not changed as a result of the amendment to the Credit Agreement identified in Item 1.01 of this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.
(d)  The following exhibits are filed with this report:

Exhibit
Number         Description
------         -----------

10.2.4 Amendment No. 3 to Credit Agreement, dated as of March 26, 2008, by and among ARIAD Pharmaceuticals, Inc., ARIAD Corporation, ARIAD Gene Therapeutics, Inc. and RBS Citizens, National Association, successor by merger to Citizens Bank of Massachusetts

10.6 Third Amended and Restated Term Note, dated March 26, 2008, issued by ARIAD Pharmaceuticals, Inc., ARIAD Corporation and ARIAD Gene Therapeutics, Inc. to RBS Citizens, National Association, successor by merger to Citizens Bank of Massachusetts


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ARIAD PHARMACEUTICALS, INC.


                              By: /s/ Edward M. Fitzgerald
                                  ----------------------------------------------
                                  Edward M. Fitzgerald
                                  Senior Vice President, Chief Financial Officer and Treasurer

Date: March 27, 2008


                                  EXHIBIT LIST

Exhibit
Number         Description
------         -----------

10.2.4 Amendment No. 3 to Credit Agreement, dated as of March 26, 2008, by and among ARIAD Pharmaceuticals, Inc., ARIAD Corporation, ARIAD Gene Therapeutics, Inc. and RBS Citizens, National Association, successor by merger to Citizens Bank of Massachusetts

10.6 Third Amended and Restated Term Note, dated March 26, 2008, issued by ARIAD Pharmaceuticals, Inc., ARIAD Corporation and ARIAD Gene Therapeutics, Inc. to RBS Citizens, National Association, successor by merger to Citizens Bank of Massachusetts